Ex.99.1
Katapult Grows Second Quarter Revenue 9% Year-Over-Year
Seventh Consecutive Quarter of Year-Over-Year Gross Originations Growth
Reiterates Full Year 2024 Outlook For At Least 10% Gross Originations and Revenue Growth

PLANO, Texas, August 14, 2024 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the second quarter ended June 30, 2024.

“We grew the business across our key financial and operating metrics year-over-year - gross originations, revenue and Adjusted EBITDA - and continued to make strong progress on our growth strategy,” said Orlando Zayas, CEO of Katapult. “Despite the macro headwinds in the home furnishings category, our non-Wayfair gross originations, which were 52% of our base this quarter, grew nearly 20% and total Katapult Pay(R) gross originations more than doubled, representing 28% of total gross originations during the quarter. Year-to-date we’ve added three merchants to the Katapult Pay marketplace and we have kicked off new waterfall integrations with Meineke and Adorama as well as an integration with PayTomorrow, a premier waterfall financing platform. Our team is working hard to deliver the consistent experience our customers want and the incremental growth that our merchants value. We are excited about the second half of the year and look forward to building value for our stakeholders.”

Operating Progress: Recent Highlights

•Launched new waterfall relationships that integrate our lease-to-own (LTO) offering in the merchant checkout process:
◦Meineke, a leading franchise-based automotive repair chain with more than 700 locations across the US, has added Katapult to its consumer application process, called Meineke Payment Solutions
◦PayTomorrow, a premier waterfall financing platform that provides a diverse range of payment options for prime, near prime and nonprime customers to more than 2,700 merchants, has integrated our LTO into its solution. We believe this integration will be instrumental in accelerating our inclusion in the waterfall platforms of multiple merchants over time.
◦Adorama, a leading photography, video, audio, drones, and computer retailer, has awarded Katapult with an exclusive waterfall agreement
•Completed our integration process with Synchrony’s digital waterfall application process, and are now piloting our solution with a regional merchant. This integration will enable Synchrony’s retail partners to offer our LTO option to their customers and allow Katapult to receive application flow from applicants who are declined for Synchrony's prime credit option.
•Upgraded Katapult platform with the integration of the newest version of Shopify; have successfully transitioned more than 70 merchants and/or websites to the platform
•Continued to build momentum for Katapult Pay and our app
◦Katapult Pay gross originations grew more than 100% year-over-year
◦Launched Lowe’s, Costco and Newegg in the Katapult marketplace
•Customer satisfaction remained high and Katapult had a Net Promoter Score of 62 as of June 30, 2024 and 59.3% of gross originations for the second quarter of 2024 came from repeat customers1

Ex.99.1
Second Quarter 2024 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $55.3 million, an increase of 1.1%
•Total revenue was $58.9 million, an increase of 8.7%
•Total operating expenses in the second quarter decreased 6.9%. Fixed cash operating expenses2 decreased approximately 8.8%.
•Net loss was $6.9 million for the second quarter of 2024, an improvement compared with net loss of $7.4 million reported for the second quarter of 2023.
•Adjusted net loss was $5.4 million for the second quarter of 2024, an improvement of $0.6 million compared to an adjusted net loss of $6.0 million reported for the second quarter of 2023
•Adjusted EBITDA2 loss was $0.4 million for the second quarter of 2024, a meaningful improvement compared to an Adjusted EBITDA2 loss of $1.5 million in the second quarter of 2023
•Katapult ended the quarter with total cash and cash equivalents of $38.4 million, which includes $4.6 million of restricted cash. The Company ended the quarter with $69.7 million of outstanding debt on its credit facility.
•Write-offs as a percentage of revenue were 9.3% in the second quarter of 2024 and are within the Company’s 8% to 10% long-term target range. This is a 30 bps improvement compared with 9.6% in the second quarter of 2023.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Third Quarter and Full Year 2024 Business Outlook

The Company is continuing to navigate a challenging macro environment and it is unclear if interest rates will move lower this year. While we continue to believe that our core customer is generally resilient, we also believe inflation is taking a toll on their budgets and dampening consumer demand. As a result, it's difficult to assess what, if any impact these dynamics will ultimately have on our core consumer, prime lending standards and the US consumer’s access to financing. We continue to believe that we have a large addressable market of underserved, non-prime consumers, and it’s important to note that lease-to-own solutions have historically benefited when prime credit options become less available.

Based on these dynamics and the operating plan in place for the full year 2024, Katapult expects to deliver the following results for the third quarter of 2024:

•8 to 10% year-over-year increase in gross originations
•7 to 8% year-over-year increase in revenue
•Breakeven or better Adjusted EBITDA

For full year 2024, Katapult is reiterating the following outlook:

•We expect to continue to expand our customer base and acquire new customers

Ex.99.1
•Year-over-year growth in gross originations is expected to continue. For the full year we expect gross originations to grow at a rate of at least 10%.

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment. Both our third quarter and full year outlooks assume the home furnishings retail category returns to growth.

•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through integrations, and repeat customers engaging with Katapult Pay

•Revenue growth is expected to be at least 10%

•Finally with the continued execution of our disciplined expense management strategy combined with our growing top-line, we expect to deliver positive Adjusted EBITDA for full year 2024.

"We delivered another strong quarter of financial performance and expect to build momentum during the second half of 2024,” said Nancy Walsh, CFO of Katapult. “As we execute on our top-line growth initiatives we are continuing to make investments in our future while maintaining our focus on fiscal discipline. This has allowed us to successfully grow both revenue and Adjusted EBITDA. We are on track to deliver a minimum of 10% gross originations and revenue growth for 2024, and for the first time since 2021, we expect to achieve positive Adjusted EBITDA for the full year. We are proud of our progress and look forward to a productive second half of the year.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, August 14, 2024, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Ex.99.1
Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our third quarter 2024 and full year 2024 business outlook and underlying assumptions, the impact of our integration with PayTomorrow and, on our associated earnings call, statements regarding our relationship with Wayfair, the durability and timing of macroeconomic headwinds, the impact of our integrations within third-party waterfalls and our relationships with new merchant-partners on gross originations and financial expectations beyond 2024. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including Katapult’s ability to refinance its indebtedness, the execution of Katapult’s business strategy, launching new product offerings and new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where Katapult operates, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through Katapult when due; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; meet future liquidity requirements and complying with restrictive covenants related to our long-term indebtedness; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of Katapult’s platform and effectiveness of its risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and

Ex.99.1
other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial intelligence and other new technologies; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its condensed consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine and the Israel-Hamas conflict), terrorism, public health crises and pandemics (such as COVID-19), or responses to such events; Katapult’s ability to meet the minimum requirements for continued listing on the Nasdaq Global Market; the effects of the reverse stock split on our common stock; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 that Katapult filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Ex.99.1

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net income/(loss) and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, provision of impairment of leased assets, loss on partial extinguishment of debt and stock-based compensation expense.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability and stock-based compensation expense.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense and variable lease costs such as servicing costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Ex.99.1
Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Revenue
Rental revenue	$58,196	$53,439	$122,338	$107,570
Other revenue	667	697	1,586	1,649
Total revenue	58,863	54,136	123,924	109,219
Cost of revenue	48,935	44,669	97,508	87,882
Gross profit	9,928	9,467	26,416	21,337
Operating expenses	12,549	13,477	25,237	29,044
Income (loss) from operations	(2,621)	(4,010)	1,179	(7,707)
Loss on partial extinguishment of debt	—	—	—	(2,391)
Interest expense and other fees	(4,674)	(4,098)	(9,201)	(9,287)
Interest income	359	427	683	1,047
Change in fair value of warrant liability	109	257	(53)	389
Loss before income taxes	(6,827)	(7,424)	(7,392)	(17,949)
Provision for income taxes	(61)	(14)	(66)	(34)
Net loss	$(6,888)	$(7,438)	$(7,458)	$(17,983)

Weighted average common shares outstanding - basic and diluted	4,286	4,073	4,264	4,023

Net loss per common share - basic and diluted	$(1.61)	$(1.83)	$(1.75)	$(4.47)

(1)Comparisons to 2023 financial results reflect the restatement made to the Company’s unaudited interim condensed consolidated financial statements for each of the interim periods within the year ended December 31, 2023. For further information, refer to Notes 2 and 16 to the Consolidated Financial Statements included in Part II, Item 8 contained on Form 10-K for the fiscal year ended December 31, 2023.

Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,725	$21,408
Restricted cash	4,649	7,403
Property held for lease, net of accumulated depreciation and impairment	56,887	59,335
Prepaid expenses and other current assets	3,489	4,491
Litigation insurance reimbursement receivable	5,000	5,000
Total current assets	103,750	97,637
Property and equipment, net	287	327
Capitalized software and intangible assets, net	1,767	1,919
Right-of-use assets	736	888
Security deposits	91	91
Total assets	$106,631	$100,862
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,455	$903
Accrued liabilities	22,613	24,146
Accrued litigation settlement	12,000	12,000
Unearned revenue	5,493	4,949
Revolving line of credit, net	69,466	—
Term loan, net, current	27,605	—
Lease liabilities	366	297
Total current liabilities	138,998	42,295
Revolving line of credit, net	—	60,347
Term loan, non-current	—	25,503
Lease liabilities, non-current	431	614
Other liabilities	148	95
Total liabilities	139,429	128,759
STOCKHOLDERS' DEFICIT
Common stock, 0.0001 par value-- 250,000,000 shares authorized; 4,168,919 and 4,072,713 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	97,048	94,544
Accumulated deficit	(129,994)	(122,536)
Total stockholders' deficit	(32,946)	(27,992)
Total liabilities and stockholders' deficit	$106,631	$100,862

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended June 30,
	2024	2023
		(As Restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,458)	$(17,983)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	68,730	60,891
Net book value of property held for lease buyouts	14,757	13,296
Impairment on property held for lease expense	11,568	10,600
Change in fair value of warrants liability	53	(389)
Stock-based compensation	2,943	4,303
Loss on partial extinguishment of debt	—	2,391
Amortization of debt discount	1,405	1,592
Amortization of debt issuance costs, net	132	145
Accrued PIK Interest	697	864
Amortization of right-of-use assets	152	198
Increase (decrease) to cash due to changes in:
Property held for lease	(92,078)	(87,422)
Prepaid expenses and other current assets	1,002	2,858
Accounts payable	552	(290)
Accrued liabilities	(1,533)	186
Lease liabilities	(114)	(227)
Unearned revenues	544	436
Net cash provided by (used in) operating activities	1,352	(8,551)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(25)	—
Additions to capitalized software	(312)	(519)
Net cash used in investing activities	(337)	(519)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit	14,642	9,380
Principal repayments on revolving line of credit	(5,655)	(3,311)
Principal repayment on term loan	—	(25,000)
Payments of deferred financing costs	—	(22)
Repurchases of restricted stock	(457)	(247)
Proceeds from exercise of stock options	18	—
Net cash provided by (used in) financing activities	8,548	(19,200)
Net increase (decrease) in cash, cash equivalents and restricted cash	9,563	(28,270)
Cash, cash equivalents and restricted cash at beginning of period	28,811	69,841
Cash, cash equivalents and restricted cash at end of period	$38,374	$41,571
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,888	$6,602
Cash paid for income taxes	$203	$108
Deferred financing costs included in accrued liabilities	$—	$493
Issuance of warrants to purchase common stock in connection with debt refinancing	$—	$4,060
Cash paid for operating leases	$166	$260

Ex.99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Net loss	$(6,888)	$(7,438)	$(7,458)	$(17,983)
Add back:
Interest expense and other fees	4,674	4,098	9,201	9,287
Interest income	(359)	(427)	(683)	(1,047)
Change in fair value of warrant liability	(109)	(257)	53	(389)
Provision for income taxes	61	14	66	34
Depreciation and amortization on property and equipment and capitalized software	263	227	529	197
Provision for impairment of leased assets	429	558	602	424
Loss on partial extinguishment of debt	—	—	—	2,391
Stock-based compensation expense	1,552	1,686	2,943	4,303
Adjusted EBITDA	$(377)	$(1,539)	$5,253	$(2,783)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Net loss	$(6,888)	$(7,438)	$(7,458)	$(17,983)
Add back:
Change in fair value of warrant liability	(109)	(257)	53	(389)
Stock-based compensation expense	1,552	1,686	2,943	4,303
Adjusted net loss	$(5,445)	$(6,009)	$(4,462)	$(14,069)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total operating expenses	$12,549	$13,477	$25,237	$29,044
Less:
Depreciation and amortization on property and equipment and capitalized software	263	227	529	197
Stock-based compensation expense	1,552	1,686	2,943	4,303
Servicing costs	1,141	1,103	2,273	2,093
Underwriting fees	491	480	1,000	948
Fixed cash operating expenses	$9,102	$9,981	$18,492	$21,503

Ex.99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total revenue	$58,863	$54,136	$123,924	$109,219
Cost of revenue	48,935	44,669	97,508	87,882
Gross profit	9,928	9,467	26,416	21,337
Less:
Servicing costs	1,141	1,103	2,273	2,093
Underwriting fees	491	480	1,000	948
Adjusted gross profit	$8,296	$7,884	$23,143	$18,296

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
		(As Restated) (1)		(As Restated) (1)
Total revenue	$58,863	$54,136	$123,924	$109,219

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2024	$55.6	$55.3	$—	$—
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9